SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): July 3, 1997


                          CROWLEY MILNER AND COMPANY
            (Exact name of registrant as specified in its charter)


Michigan                      1-1594                 38-0454910
(State or other          (Commission File           (IRS Employer
jurisdiction of              Number)               Identification
                                                       Number)

          2301 West Lafayette Boulevard, Detroit, Michigan      48216
          (Address of principal executive offices)         (Zip code)


      Registrant's telephone number, including area code:  (313) 962-2400


                                Not applicable
         (Former name or former address, if changed since last report)

Item 5.  Other Items.

         Loan and Security Agreement -- Congress Financial Corporation
(Central).

         As previously reported by the registrant in its Current Report on Form 8-K dated August 31, 1996, effective as of September 5, 1996, Congress Financial Corporation (Central), Crowley, Milner and Company, a Michigan corporation (the "Company"), and Steinbach Stores, Inc., an Ohio corporation and a wholly-owned subsidiary of the Company ("Steinbach"), entered into an Amended and Restated Loan and Security Agreement (the "Amended Loan Agreement") pursuant to which Congress is providing, on an aggregate basis to the Company and Steinbach, a fully secured line of credit of up to $24 million and, included within such line of credit, a facility for letters of credit of up to $5 million, with the interest rate on the foregoing, subject to certain terms and conditions, at 25 basis points above the prime rate of CoreStates Bank, N.A. The Company and Steinbach have each granted Congress a security interest in and general lien upon substantially all of their respective tangible and intangible personal assets and property, whether now owned or hereafter acquired, as security for all debts, liabilities and obligations of the Company and Steinbach under the Amended Loan Agreement. The Amended Loan Agreement shall continue for a term ending on November 4, 1999, and from year to year thereafter unless sooner terminated pursuant to the terms thereof.

         Effective as of July 3, 1997, Congress, the Company and Steinbach entered into Amendment No. 1 to the Amended Loan Agreement, pursuant to which (i) the maximum credit available under the Amended Loan Agreement was increased from $24 million to $35 million for the period of December 1 of any year through August 31 of the following year and $42 million for the period of September 1 through November 30 of each year, and (ii) the letter of credit accommodation was increased from $5 million to $10 million.

         The information set forth in Amendment No. 1 to the Amended Loan Agreement attached hereto as Exhibit 10.10 is hereby incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)     Exhibits.

         10.10 Amended and Restated Loan and Security Agreement, dated September 5, 1996, among Congress Financial Corporation (Central), Crowley, Milner and Company and Steinbach Stores, Inc. (amends and restates Loan and Security Agreement previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1994) (previously filed as an exhibit to the Company's Current Report on Form 8-K dated August 31, 1996), as amended by Amendment No. 1 thereto (a copy of which is filed herewith).


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


CROWLEY, MILNER AND COMPANY


/S/ JOHN R. DALLACQUA
John R. Dallacqua,
Vice President of Finance

July 9, 1997

                                 EXHIBIT INDEX


Exhibit
  No.    Description
-------  -----------
10.10 Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated September 5, 1996, by and among Congress Financial Corporation (Central) as Lender and Crowley, Milner and Company and Steinbach Stores, Inc. as Borrowers.